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                                                                      EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT

     ICN Pharmaceuticals, Inc. is incorporated in the State of Delaware, and to the best knowledge of Registrant no person may be deemed a parent of Registrant.

     The following table, in which an indentation indicates a parent-subsidiary relationship, shows the Company's significant subsidiaries and equity investment as of December 31, 1993, the percentages of their voting securities (including directors' qualifying shares) then owned by the Company or the subsidiary's immediate parent, and the jurisdiction under which each subsidiary is incorporated. These subsidiaries are included in the Company's Consolidated Financial Statements.

                                                                  Percentage of
                                                                     Voting
                                          Jurisdiction         Securities Owned by
                                              of                   Company or
          Name                            Incorporation            Subsidiary
          ----                            -------------        -------------------
Viratek, Inc.                             Delaware                     63
SPI Pharmaceuticals, Inc.                 Delaware                     39
ICN Canada Holding, Limited               Canada                      100
ICN Canada, Limited                       Canada                      100
Laboratorios Panol, S.A.  de C.V.         Mexico                      100
ICN Farmaceutica, S.A.                    Mexico                      100
Laboratorios Grossman, S.A.               Mexico                      100
ICN Pharmaceuticals Holland, B.V.         Netherlands                 100
Laboratorios Hubber, S.A.                 Spain                       100
COVOCO Holdings, B.V.                     Netherlands                 100
ICN Galenika                              Yugoslavia                   75
Oculenti, B.V.                            Netherlands                 100
Faraday Urban Renewal Corporation         New Jersey                  100
ICN Biomedicals, Inc.                     Delaware                     69
ICN Biomedicals GmbH-Eschwege             Germany                     100
ICN Biomedicals Canada, Ltd               Canada                      100
ICN Biomedicals, Ltd                      Scotland                    100
Flow Laboratories, Inc.                   Maryland                    100
ICN Biomedicals Australasia Pty Ltd       New South Wales             100
ICN Biomedicals Japan Co. Ltd             Japan                       100
Amstelstad A.G.                           Switzerland                 100
ICN Biomedicals B.V.                      Netherlands                 100
Labsystems Benelux B.V.                   Netherlands                 100
Labsystems Benelux N.V.                   Belgium                     100
ICN Biomedicals, GmbH                     Germany                     100


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
                                                                  Percentage of
                                                                     Voting
                                          Jurisdiction         Securities Owned by
                                              of                   Company or
          Name                            Incorporation            Subsidiary
          ----                            -------------        -------------------
Labsystems GmbH                           Germany                     100
Flow Laboratories B.V.                    Netherlands                 100
Flow Trading A.G.                         Switzerland                 100
ICN Biomedicals N.V./S.A.                 Belgium                     100
ICN Biomedicals California, Inc.          California                  100
ICN France SARL                           France                      100
ICN Biomedicals S.R.L.                    Italy                       100
Alpha Pharmaceuticals Inc.                Panama                      100

     In accordance with the instructions of Item 601 of Regulation S-K, certain subsidiaries are omitted from the foregoing table.



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